EXHIBIT (a)(1)(E)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR. Social Security numbers (SSNs) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.



                                GIVE THE                                                  GIVE THE EMPLOYER
                                SOCIAL SECURITY                                           IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:       NUMBER OF ---                FOR THIS TYPE OF ACCOUNT:    NUMBER OF ---

1.   Individual                 The individual               6.   Sole Proprietorship     The owner (3)

2.   Two or more individuals    The actual owner of the      7.   A valid trust,          The legal entity (4)
     (joint account)            account or, if combined           estate, or pension
                                funds, the first                  trust
                                individual on the account
                                (1)

3.   Custodian account of a     The minor (2)                8.   Corporate               The corporation
     minor (Uniform Gift to
     Minors Act)

4.   a. The usual revocable     The grantor-trustee (1)      9.   Association, club,      The organization
     savings trust (grantor                                       religious, charitable,
     is also trustee)                                             educational, or other
     b. So-called trust         The actual owner (1)              tax-exempt organization
     account that is not a                                        account
     legal or valid trust
     under state law

5.   Sole proprietorship        The owner (3)                10.  Partnership             The Partnership

                                                             11.  A broker or registered  The broker or nominee
                                                                  nominee

                                                             12.  Account with the        The public entity
                                                                  Department of
                                                                  Agriculture in the
                                                                  name of a public
                                                                  entity (such as a
                                                                  state or local
                                                                  government, school
                                                                  district or prison)
                                                                  that receives
                                                                  agriculture program
                                                                  payments


(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2)  Circle the minor's name and furnish minor's SSN.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number (TIN) of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service ("IRS"), or by calling 1 (800) TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding include the following:

o An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986 or amended (the "Code"), any individual retirement account (IRA), or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code.

o The United States or any of its agencies or instrumentalities. A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

o A foreign government or any of its political subdivisions, agencies or instrumentalities.

o    An international organization or any of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include the following:

o    A corporation.

o    A foreign central bank of issue.

o A registered dealer in securities or commodities registered in the United States, the District of Columbia, or a possession of the United States.

o A futures commission merchant registered with the Commodity Futures Trading Commission.

o    A real estate investment trust.

o An entity registered at all times during the tax year under the Investment Company Act of 1940.

o    A common trust fund operated by a bank under section 584(a) of the Code.

o    A financial institution.

o A middleman known in the investment community as a nominee or custodian or who is listed in the most recent publication of the American Society of Corporate Securities, Inc Nominee List.

o    An exempt charitable remainder trust, or a non-exempt trust described in section 4947.
     Payments of dividends not generally subject to backup withholding include the following:

     o Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

     o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

     o Payments of patronage dividends where the amount received is not paid in money.

     o    Payments made by certain foreign organizations.

     o    Section 404(k) payments made by an ESOP.

     EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CERTIFY THAT YOU ARE EXEMPT FROM BACKUP WITHHOLDING, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYOR.

IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYOR A COMPLETER INTERNAL REVENUE FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS).

PRIVACY ACT NOTICE--Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

(1) Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information willfully, falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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